EXHIBIT 99.1

Evome Medical Technologies Executes Non-Binding Letter of Intent to Extend Remaining Simbex Acquisition Debt to June 2025; Increases Sales Targets by 7.5% for Biodex Distribution Contracts; Raises Biodex Product Pricing by 2% for 2024

New York, New York, February 8, 2024 - Evome Medical Technologies Inc. (the "Company" or "Evome") has executed a non-binding letter of intent (LOI) to extend acquisition debt of US$3,294,440 to the sellers of Simbex, LLC ("Simbex") to June 30, 2025. In exchange for the extensions, the Company intends to grant the Simbex sellers (i) a subordinated security interest in all non-Biodex assets, (ii) a 10% annual interest rate on the amount due from April 14, 2023 to the due date, (iii) cash payments when free cash flow balances of the Company exceed $500,000 after payments to other creditors with priority, and (iv) a waiver from the contractual restriction from holding more than 500,000 common shares of Evome (the "Common Shares") at any one time. As part of the transaction, Simbex sellers have indicated an intention to convert the 4,640,708 Class A non-voting shares (the "Class A Shares") still held into Common Shares.

The Company has increased sales targets by 7.5% for all distributors in the United States as well as raising Biodex product prices 2% on all products effective January 1, 2024 for the US market. The management believes these new targets and price increases should have a positive impact on the current quarter.

"I am pleased we were able to restructure and extend this last part of our acquisition debt obligation," said Mike Seckler, CEO of Evome Medical Technologies Inc. "This enables the Company to use capital in the coming quarters to accelerate growth and work towards building cash on our balance sheet. 2024 is shaping up to be an exciting year for us. We have two new products we expect to launch shortly. We have a new sales and marketing team that has improved our distribution contracts by incorporating performance metrics including volume minimums. We have reorganized the board of directors and the top management to focus on our business plan. This debt extension follows my plan to provide time and space to execute our business plan over the next 18 months. As part of the negotiations with the Simbex sellers, we made sure this debt extension did not violate any of the terms of our previous agreement executed with holders of our other acquisition debt and our current bank lines."

For more information please contact:

Mike Seckler

Chief Executive Officer

Tel: 1 (800) 760-6826

Email: info@evomemedical.com

Additional Information

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Unless otherwise specified, all dollar amounts in this press release are expressed in Canadian dollars.

Certain statements contained in this press release constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These statements can be identified by the use of forward-looking terminology such as "expects" "believes", "estimates", "may", "would", "could", "should", "potential", "will", "seek", "intend", "plan", and "anticipate", and similar expressions as they relate to the Company, including: the Company executing a definitive agreement with the Simbex sellers and closing the transaction as contemplated by the LOI disclosed herein; and the timing and number of products the Company intends to launch. All statements other than statements of historical fact may be forward-looking information. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions, including: the successfully negation and execution of a definitive agreement related to the LOI disclosed herein; the Company receiving all necessary approvals for the transaction described herein; and all conditions to closing the transaction described herein being satisfied or waived. The Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include but are not limited to the general business and economic conditions in the regions in which the Company operates; the ability of the Company to execute on key priorities, including the successful completion of acquisitions, business retention, and strategic plans and to attract, develop and retain key executives; difficulty integrating newly acquired businesses; ongoing or new disruptions in the supply chain, the extent and scope of such supply chain disruptions, and the timing or extent of the resolution or improvement of such disruptions; the ability to implement business strategies and pursue business opportunities; disruptions in or attacks (including cyber-attacks) on the Company's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which  the Company is exposed; the failure of third parties to comply with their obligations to  the Company or its affiliates; the impact of new and changes to, or application of, current laws and regulations; granting of permits and licenses in a highly regulated business; the overall difficult litigation environment, including in the United States; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the availability of funds and resources to pursue operations; critical accounting estimates and changes to accounting standards, policies, and methods used by the Company; the occurrence of natural and unnatural catastrophic events and claims resulting from such events; as well as those risk factors discussed or referred to in the Company's disclosure documents filed with United States Securities and Exchange Commission and available at www.sec.gov, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedarplus.ca. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in this press release is made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.